Exhibit 10.6

SHARES PLEDGE AGREEMENT

BETWEEN

JINHAO NEW ENERGY (ZHAOQING) DEVELOPMENT CO., LTD.

AND

ZHAOQING HAOYAN INDUSTRIAL CO., LTD.

GUANGDONG JINHAO MOTORCYCLE CO., LTD.

19 July 2010
ZHAOQING, CHINA

Shares Pledge Agreement

This Agreement is executed by on 19 July, 2010 in Zhaoqing City, China:

Pledgeor (hereinafter collectively referred to as “Party A”): owns 25% shares of Guangdong Jinhao Motorcycle Co., Ltd.;

and

Pledgee (hereinafter referred to as “Party B”): Jinhao New Energy (Zhaoqing) Development Co., Ltd., a wholly foreign-owned enterprise registered in Guangdong, People’s Republic of China (the “PRC”), and the registration number of its legal and valid Business License is 41200400011498.

Party C: Guangdong Jinhao Motorcycle Co., Ltd., the registration number of its legal and valid Business License is 441200400008320 and the legal registered address is Dawang Industrial Park, High and new technology development Zone, Zhaoqing.

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.

Whereas:

1.	Party A is a shareholder of Guangdong Jinhao Motorcycle Co., Ltd. (hereinafter referred to as “Opco”) and legally holds 51% of the shares of Opco.

2.

Party B is a wholly-foreign owned enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 441200400011498, and the legal registered address is Painting workshop and No.1 factory, Guangdong Jinhao Motorcycle Co., Ltd., Dawang Industrial Park, High and new technology development Zone, Zhaoqing.

3.

Guangdong Jinhao Motorcycle Co., Ltd. (the “Opco”) is an enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 441200400008320 and the legal registered address is Dawang Industrial Park, High and new technology development Zone, Zhaoqing.

4.

Party A, Party B and Party C have entered into Shareholder’s Right Proxy and Operation Management Service Agreement (the “Proxy and Management Agreement”) as of [ ], 2010; and in order to ensure that Party A and/or Opco would fulfill their/its obligations under the Proxy and Management Agreement, Party A agrees to pledge the 51% of shares of Opco owned by Party A to Party B in accordance with conditions and terms of this agreement.

5.	Party B accepts the pledge of the shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Debts

Any debts or obligations occurred under the Proxy and Management Agreement (including amendment and supplementary agreement of Proxy and Management Agreement) by Party A, including but not limited to, manage fees, interest, penalty, damage, costs of collection and any other fees occurred under the Proxy and Management Agreement by Party A and/or Opco and any loss and payable fees due to Party A and/or Opco breach Proxy and Management Agreement.

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a)	51% of the shares in Opco;

(b)	51% of the registered capital (“Registered Capital”) of Opco;

Article 3 Scope of Guarantee

Any debts and/or obligations that is defined under the Article 1.

Article 4 Pledge Procedure and Registration

Party A and Party B shall be responsible for, and Opco shall assist Party A and Party B in obtaining the approval from relevant commerce department and processing the registration procedures with local Administration for Industry and Commerce concerning the pledged shares and shall ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured as soon as possible.

Party A and Party B shall process the pledge registration procedures with relevant Administration for Industry and Commerce within 7 business days as of the effective date of this agreement.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the prior written consent of Party B during the term of this agreement.

Article 6 Representations and Warranties

6.1

Pledgeor hereby represents and warrants to the Pledgee that:

(a)

has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; (b) this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this Agreement; (c) Pledgeor is and will, at all times, during the term of this Agreement, be the lawful and beneficial owners of the Pledged Shares free from pledge or other encumbrances(other than the Pledge created by this Agreement); (d) Pledgeor is a legally registered shareholder of Opco and has paid up its amount of the registered capital of Opco.

6.2

Opco hereby represents and warrants to the Pledgee that:

(a)	it is duly incorporated and validly existing under the laws of the PRC;

(b)	it has and will at all times have the necessary power, and has obtained the necessary approvals and authorizations, to enable it to enter into and perform its obligations under this Agreement;

(c)

its entry into and performance of this Agreement do not and will not violate any applicable laws, its articles of association or any agreement or document binding it or its assets; and

(d)

this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this agreement.

Article 7 Covenants

7.1

Pledgeor further undertakes that they shall:

(a)

at no time during the term of this Agreement, except with the prior written consent of the Pledgee, transfer, sell, pledge(other than the pledge created under this Agreement), encumber or otherwise dispose of the Pledged Equity;

(b)

 notify the Pledgee immediately of any event that may affect the title of the Pledgeor in relation to the whole or any part of the Pledged Equity under this Agreement;

7.2

Opco further undertakes that it shall:

(a)

assist the Pledgeor with the completion of this equity pledge and all subsequent process required by applicable laws and its articles and association;

(b)

 enter into any transaction which may materially affect its assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party B in writing).

Article 8 Effectiveness, Modification and Termination

8.1

This Agreement shall go into effect when it is signed by the authorized affixed and approved by relevant commerce department; representatives of the Parties with seals

8.2

Upon the effectiveness of this Agreement and unless otherwise agreed upon by the Parties hereto, neither Party may modify or terminate this Agreement. Any modification or termination shall be in writing after both Parties’ consultations. The provisions of this Agreement remain binding on the Parties prior to any written agreement on modification or termination.

Article 9 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 10 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 11 Settlement of Dispute

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in Shenzhen in accordance with its rules then in effect. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both parties.

Article 12 Severability

12.1

Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

12.2

In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 13 Miscellaneous

13.1

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

13.2

The Agreement shall be executed in copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

13.3

 In Witness Hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A: Zhaoqing Haoyan Industrial Co., Ltd.

(signature) :

Party B: Jinhao New Energy (Zhaoqing) Development Co., Ltd.

(seal)

Authorized representative:
(signature):

Party C: Guangdong Jinhao Motorcycle Co., Ltd.

(seal)

Authorized representative:
(signature):